SCHEDULE 14A

                       Information Required in Proxy Statement


                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]
          Check the appropriate box:
          [ ]  Preliminary Proxy Statement
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          Avondale Industries, Inc.
                          _________________________
               (Name of Registrant as Specified In Its Charter)


                Board of Directors of Avondale Industries, Inc.
                _______________________________________________
                  (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):
          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                 14a-6(j)(2).
          [ ]  $500 per each party to the controversy pursuant  to Exchange
                 Act Rule 14a-6(i)(3).
          [ ]  Fee  computed on table below per Exchange Act Rules 14a-
                 6(i)(4) and 0-11.
               1)   Title of each class of  securities to which transaction
                    applies:
                    _______________________________________________________
               2)   Aggregate  number of securities  to  which  transaction
                    applies:
                    _______________________________________________________
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<FN1>
                    _______________________________________________________
               4)   Proposed maximum aggregate value of transaction:
                    _______________________________________________________

            <FN1> Set forth the amount  on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               1)   Amount Previously Paid:
                    _____________________________________________
               2)   Form, Schedule or Registration Statement No.:
                    _____________________________________________
               3)   Filing Party:
                    _____________________________________________
               4)   Date Filed:
                    _____________________________________________

                               [LETTERHEAD OF AVONDALE]








                                                              April 6, 1994

          Dear Shareholder:

               We invite you to attend the 1994 Annual Meeting of Shareholders of Avondale Industries, Inc. to be held on May 6, 1994.

               It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                            ______________________________


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ______________________________


          TO STOCKHOLDERS OF AVONDALE INDUSTRIES, INC.:

               The Annual Meeting of Stockholders of Avondale Industries, Inc. (the "Company") will be held at 10:00 a.m. local time on Friday, May 6, 1994, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, to elect two directors and transact such other business as may properly come before the meeting or any adjournment thereof.

               Only holders of record of common stock of the Company at the close of business on April 5, 1994, are entitled to notice of and to vote at the annual meeting.

               All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                                 Thomas M. Kitchen
                                                     Secretary


          Avondale, Louisiana
          April 6, 1994

                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                                    April 6, 1994


                                   PROXY STATEMENT

               This Proxy Statement is furnished to the stockholders of Avondale Industries, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company scheduled to be held on Friday, May 6, 1994, at 10:00 a.m. local time, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, and at any adjournment thereof (the "Annual Meeting").

               Only holders of record of common stock of the Company ("Common Stock") at the close of business on April 5, 1994 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 14,464,175 shares of Common Stock, each of which is entitled to one vote with respect to each matter considered at the Annual Meeting.

               The enclosed proxy may be revoked by a stockholder at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked if the stock-holder votes in person at the Annual Meeting.

               This Proxy Statement is first being mailed to stockholders on or about April 6, 1994, and the cost of soliciting proxies hereunder will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting. In addition, proxies will be solicited by Corporate Communications, Inc., an investor relations firm that is paid $2,500 per month plus its out-of-pocket expenses to perform a variety of services on behalf of the Company, including the solicitation of proxies.

                                ELECTION OF DIRECTORS

               The Company's Articles of Incorporation and By-laws provide for a Board of Directors of six persons allocated among three classes of directors who serve three-year staggered terms, with one class to be elected at each annual stockholders' meeting. The term of office of one class of two directors expires at the Annual Meeting. Accordingly, proxies cannot be voted for more than two nominees.

               Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote all shares represented by the proxies received by them for the election of each of the below-named nominees proposed for election by the Board of Directors. In accordance with the Company's By-laws, if either of these nominees should decline or become unable to serve for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is designated, the number of authorized directors shall be automatically reduced by the total number of nominees withdrawn from consideration. Under the Company's By-laws, directors are elected by plurality vote.

               The following table sets forth certain information relating to the directors of the Company as of March 25, 1994, including their beneficial ownership of shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, (i) each director has been engaged in the principal occupation shown for more than the past five years and (ii) the shares shown as being beneficially owned are held with sole voting and investment power.


          Proposed Nominees for Election:

                                                                              Number of
          Name, Age, Principal Occupation             Nominated                Shares
                and Directorships in                  For Term    Director   Beneficially
            Other Public Corporations                 Expiring     Since      Owned<FN1>
          _______________________________             ________    ________   ____________
          Albert L. Bossier, Jr., 61
            Chairman of the Board, Chief Executive
            Officer, and President of the Company<FN2>  1997       1985       290,346<FN3>

          Hugh A. Thompson, 59
            Professor, School of Engineering,
            Tulane University<FN4>                      1997       1988         2,000


                       The Board of Directors recommends a vote
                          FOR each of the proposed nominees.

          Other Directors:

                                                                               Number of
          Name, Age, Principal Occupation             Serving                   Shares
                and Directorships in                   Term       Director    Beneficially
             Other Public Corporations               Expiring      Since       Owned<FN1>
          _______________________________            ________     ________    ____________

          William A. Harmeyer, 73                      1995        1993           500
            Retired; former Vice President of
            the Company<FN5>

          Thomas M. Kitchen, 46                        1995        1987       130,044<FN6>
            Vice President, Chief Financial
            Officer and Secretary of the
            Company<FN2>

          Anthony J. Correro, III, 52                  1996        1988           500
             Partner, Jones, Walker, Waechter,
             Poitevent, Carrere & Denegre (law
             firm)

          Kenneth B. Dupont, 55                        1996        1987        38,882<FN8>
             Vice President of the Company;
             President of Avondale Gulfport
             Marine, Inc. and Avondale
             Enterprises, Inc.; Chief
             Executive Officer of Genco
             Industries, Inc. and affiliated
             companies; Director of First
             Citizens Bancstock, Inc. (bank
             holding company)<FN2><FN7>

          All directors and executive officers
          as a group (6 persons)                                              462,272

          _________________________

        <FN1>  None of the proposed nominees or directors beneficially  own in excess of 1.0% of the Common Stock, except Mr. Bossier, who beneficially owns 2.0% of such stock. The 462,272 shares of Common Stock beneficially owned by all of the Company's directors and executive officers as a group constitute 3.1% of the Common Stock.

        <FN2>  Messrs.  Bossier,  Kitchen  and  Dupont  are  the  executive officers of the Company for whom compensation information is disclosed in this Proxy Statement.

        <FN3>  Includes 18,506 shares allocated  to  Mr. Bossier's Employee
               Stock Ownership Plan ("ESOP") account and 159,851 shares that he has the right to acquire under currently exercisable stock options.

        <FN4>  Mr. Thompson was the  Dean  of  the  School  of Engineering,
               Tulane University, from 1976 to 1991.

        <FN5>  Effective  March 12, 1993, the Board of Directors  appointed
               Mr. Harmeyer to fill the vacancy created as a result of Mr. Richard F. Brunner's death on March 6, 1993. Mr. Harmeyer retired from the Company effective February 1, 1986. From 1978 until his retirement, Mr. Harmeyer served as Shipyard Division, Group Vice President-Production.

        <FN6>  Includes  9,227  shares  allocated  to  Mr.  Kitchen's  ESOP account and 68,000 shares that he has the right to acquire under currently exercisable stock options.

        <FN7>  Mr. Dupont was named President of Avondale Enterprises, Inc.
               in November 1989, and was named Chief Executive Officer of Genco Industries, Inc. and three other affiliated companies in October 1990.

        <FN8>  Includes 8,678 shares allocated to Mr. Dupont's ESOP account and 17,000 shares that he has the right to acquire under currently exercisable stock options.

                              _____________________


               During 1993, the Board of Directors held five regular meetings and two special meetings. Each director of the Company attended at least 75% of the aggregate number of meetings held during 1993 of the Board and any committees on which he served. Members of the Board who are not officers receive an annual fee of $12,000 and an additional fee of $1,500 for each meeting of the Board or committee thereof attended, and they are permitted to defer all or some of their fees under a Directors' Deferred Compensation Plan adopted by the Company in 1989. Deferred fees earn interest at a rate of 8.5% per annum compounded annually, and are payable in five equal installments or a lump sum upon the earliest of the director's resignation, removal, attainment of age 65, or death. The provisions of the plan, including the interest rate payable on deferred fees, may be amended at any time by the Board of Directors. Each director is reimbursed for expenses incurred in attending meetings.

               The Board has an Audit Committee, of which Messrs. Correro, Harmeyer and Thompson are members, that meets periodically with the Company's management, independent public accountants and internal auditors to obtain an assessment of the financial condition and results of operations of the Company, to ensure the independence of the Company's independent accountants and to report to the Board with respect thereto. The committee met twice during 1993. The Board also has a Compensation Committee, on which Messrs. Correro and Thompson serve, that determines the general compensation payable to employees of the Company. The committee met once during 1993. The Board also has a Stock Awards Committee, on which Messrs. Correro and Thompson serve, that administers the Company's Performance Share Plan and Stock Appreciation Plan. The Stock Awards Committee did not meet during 1993.

               The Board of Directors does not have a nominating committee. Any stockholder desiring to nominate persons for election to the Board must comply with the procedures established by the Company's Articles of Incorporation and By-laws. Such nominations must be made by written notice delivered to the Company's Secretary at its principal executive offices, 5100 River Road, Avondale, Louisiana 70094, and generally must be received no later than the close of business on the tenth day following the date on which notice of the annual meeting is mailed. The notice must include the following information with respect to each person the stockholder proposes to nominate: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company of which such person is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation), and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The notice must also include the following information with respect to the stockholder giving the notice: (i) the name and address of such stockholder and (ii) the class and number of shares of capital stock of the Company of which such stockholder is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation).


                                PRINCIPAL STOCKHOLDERS

               The following persons are, to the knowledge of the Company, the only persons that beneficially owned, as of March 25, 1994, more than five percent of the Common Stock, calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.


                                                  Number of Shares
                 Name and Address                Beneficially Owned     Percent of Class
          Blanche S. Barlotta, R. Dean
             Church and Rodney J. Duhon, Jr.,       7,296,341<FN1>               50.4%
             as ESOP Trustees
             P. O. Box 50280
             New Orleans, Louisiana 70150

          R. B. Haave Associates, Inc.
            270 Madison Avenue, 13th Floor          1,178,200<FN2>                8.1%
            New York, New York  10016

          Chestnut Hill Management Corp.
            One Boston Place                          964,600<FN3>                6.7%
            Boston, Massachusetts 02108

          _________________


        <FN1>   Voting  rights  of the 7,292,432 shares allocated  to  ESOP participants' accounts are passed through to the participants. Voting rights of the 3,909 unallocated shares are exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, the members of which are the ESOP Trustees and two other officers of the Company, Ernest F. Griffin, Jr. and Eugene
          E. Blanchard, Jr. Investment power over the ESOP shares is exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, provided the ESOP Trustees determine such direction to be consistent with their fiduciary duties.

        <FN2>   Based  solely  upon  information  as  of February  2,  1994 provided by R. B. Haave Associates, Inc. to the Company. R. B. Haave Associates, Inc. is an investment adviser registered under the Investment Advisers Act of 1940.

        <FN3>   Chestnut  Hill  Management  Corp.,  a  Delaware corporation
          ("Chestnut Hill Management"), is the general partner of Chestnut Hill Capital, L.P., a Delaware limited partnership ("Chestnut Hill Capital"), and is an investment adviser registered under the Investment Advisers Act of 1940. Information contained herein is based solely upon information contained in a Schedule 13D filed by Chestnut Hill Capital with the SEC on February 28, 1994. In its Schedule 13D, Chestnut Hill Capital describes the nature of the beneficial ownership of the Common Stock as follows:
          "[Chestnut Hill Capital] has sole voting and dispositive control over 800,000 shares of Common Stock of Avondale, which voting and dispositive control is exercised by Chestnut Hill Management in its capacity as general partner of [Chestnut Hill Capital]. Chestnut Hill Management has sole voting and dispositive control over 964,600 shares of Common Stock of Avondale (including shares it controls in its capacity as General Partner of [Chestnut Hill Capital])." The Schedule 13D also discloses that certain persons, in their capacity as controlling persons of Chestnut Hill Management, may be deemed to share voting and dispositive control with each other over such 964,600 shares and that a vice president of Chestnut Hill Management who is also portfolio manager of [Chestnut Hill Capital] may be deemed to share voting and dispositive control over 800,000 of those shares.

                               ________________________


                                EXECUTIVE COMPENSATION

          Summary of Executive Compensation

               The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers.

                                    SUMMARY COMPENSATION TABLE

                                            Annual
                                         Compensation   Long Term Compensation
                                         ____________   ______________________
                                                         Awards        Payouts
                                                        ________       _______
            Name                                       Securities
            and                                        Underlying
         Principal                                      Options/        LTIP              All Other
         Positions                Year      Salary    SARs(#)<FN1>  Payouts<FN1><FN2>   Compensation<FN3>
         _________                ____      ______    ____________  ___________         _______________
      Albert L. Bossier, Jr.      1993     $543,224          0         $     0           $17,384<FN4>
      Chairman of the Board,      1992      545,728      7,650          35,640            17,718
      Chief Executive Officer     1991      600,816      6,120          49,005
      and President

      Thomas M. Kitchen           1993      254,179          0               0            13,551<FN5>
      Vice President, Chief       1992      255,350      3,400          15,840            14,565
      Financial Officer and       1991      281,112      2,720          21,780
      Secretary

      Kenneth B. Dupont           1993      190,526          0               0             4,145<FN6>
      Vice President of the       1992      191,404        850           3,960             6,424
      Company                     1991      210,720        680           5,445

      ______________________________
        <FN1>  Each  of  the named executive officers is a participant  in  the
               Company's Performance Share Plan and in the Company's Stock Appreciation Plan, both of which were adopted by the Company in 1985 prior to the sale (the "Spin-Off") of its Common Stock by its former corporate parent to a newly-formed Employee Stock Ownership Plan of which the Company's employees are participants. The ESOP borrowed a substantial portion of the purchase price from the Company (which in turn borrowed funds from a bank group) and, as an incentive to reduce this debt, at the time of the Spin-Off Mr. Bossier was awarded, pursuant to the terms of the Performance Share Plan, rights to
               acquire shares of the Company's  Common  Stock.   Messrs. Kitchen
               and  Dupont  were  awarded  similar rights shortly before the
               execution  of their  respective Employment Agreements.   The
               rights vested as certain Company performance goals, principally the reduction of the ESOP loan, were achieved. The LTIP Payouts disclosed in the Long-Term Compensation columns were non-discretionary and reflect, as of the date such shares were earned, the fair market value of the shares of Common Stock earned in accordance with the terms of each executive
               officer's  award.   Under the Performance Share  Plan, each
               participant received cash, in lieu of  shares  of  Common
               Stock, equal  to  the  assumed  income  tax  liability
               resulting  from the settlement  of  the  award.   Options
               awarded in 1991 and 1992 were granted pursuant to the terms of the Stock Appreciation Plan, which permits the Company to award options to acquire that number of shares of Common Stock for which cash has been received under the Performance Share Plan. With the retirement of the remaining balance of the ESOP loan in 1992, all rights awarded pursuant to the Performance Share Plan vested and all shares have been delivered to the participants.

        <FN2>  Reflects the value of awards settled during the year indicated
               pursuant to the Company's Performance Share Plan. Awards are valued as of the date performance goals are met, and are settled with Common Stock and cash. The cash portion is equal to the assumed income tax liability resulting from the settlement of the award.

        <FN3>  In accordance with the transitional provisions of the  revised proxy rules, information with respect to fiscal year 1991 has not been included.

        <FN4>  Consists of $3,978 in medical expense reimbursement and $13,406 in  group life and disability insurance premiums.

        <FN5>  Consists  of  $2,899  in medical expense reimbursement and
               $10,652 in group life and disability insurance premiums.

        <FN6>  Consists of $956 in medical  expense reimbursement and $3,189 in group life and disability insurance premiums.

                             _______________________________

            Stock Options and Stock Appreciation Rights

                 The  following  table  sets  forth  certain  information
            concerning the exercise of options and stock appreciation rights during 1993 and unexercised options and stock appreciation rights on December 31, 1993.


                             AGGREGATED OPTION/SAR EXERCISES IN 1993 AND
                                  FISCAL YEAR-END OPTION/SAR VALUES

                                                                        Number of Securities           Value of Unexercised
                                        Number of                      Underlying Unexercised        In-the-Money Options/SARs
                                         Shares                       Options/SARs at 12/31/93              at 12/31/93
                                        Acquired       Value     _______________________________    ___________________________
                      Name            on Exercise    Realized    Exercisable<FN1>  Unexercisable    Exercisable   Unexercisable
                      ____            ___________    ________    ___________       _____________    ___________   _____________
            Albert L. Bossier, Jr.        None          $0        159,851                0            $49,343           0

            Thomas M. Kitchen             None           0         68,000                0             21,930           0

            Kenneth B. Dupont             None           0         17,000                0              5,483           0
            ______________________________

            <FN1> All options are in tandem with stock appreciation rights.

                                            _______________________

            Pension Plans

               Messrs. Bossier, Kitchen  and  Dupont  participate  in a
            qualified defined-benefit   pension   plan  (the  "Qualified
            Pension Plan"), a non-qualified supplemental pension plan (the "Supplemental Pension Plan") and a non-qualified executive excess retirement plan (the "Excess Retirement Plan"), each of which is described below.

               Qualified Pension Plan.  The Qualified Pension Plan covers all employees of the Company and certain subsidiaries who have attained the age of 21 and completed one year of service
            other  than  certain  employees  covered by collective   bargaining
            agreements.   The  annual  benefit  payable  to  each participant
            upon retirement at age 65 is based upon (i) his or her total years of service with the Company, including credit for employment by the former corporate parent of the Company, and (ii) his or her average annual total compensation for the five consecutive calendar year period that is within the ten consecutive calendar years immediately preceding the calendar year of the earlier of his or her retirement or termination of employment and that results in the highest aggregate earnings. Reduced benefits are also payable upon a participant's death, disability or early retirement at age 55.

               A participant's  benefit, which becomes vested after five years of service, is not subject to reduction for social security benefits but is reduced by the amount of an annuity purchased for each participant in 1985. The balance of a participant's benefit is then compared with the actuarially equivalent value of the shares of Common Stock and other assets allocated to his or her ESOP account. If the actuarially equivalent value of such shares is equal to or greater than the benefit (reduced as described above), no benefit is payable under the Qualified Pension Plan. If the actuarially equivalent value of such shares is less than the benefit (reduced as described above), the Qualified Pension Plan
            pays a  benefit  equal  to  the  difference.   Subject to certain
            exceptions and the right of participants in certain circumstances to elect otherwise, benefits are payable to the executive officers in the form of joint and survivor annuities under which payments are guaranteed for 10 years to the participant, his beneficiary or the beneficiary's estate and payments in the amount of one-half the participant's benefit are paid following the participant's death to his surviving spouse for the remainder of the spouse's life.

               The  Internal  Revenue  Code  of  1986, as amended (the "Code")
            limits the annual compensation upon which benefits may be calculated to $150,000 for 1994 and restricts a participant's maximum annual benefit under a qualified pension plan to $118,000 for 1994. These limits are adjusted annually for inflation.

               Supplemental Pension Plan.   The Supplemental  Pension  Plan
            covers those officers of the Company selected by the Board of Directors and certain participants in a prior pension plan of a predecessor corporation of the Company. Each participant receives a monthly benefit, payable when he attains age 65, equal to 15% of his total average monthly compensation for the five consecutive years out of the last ten consecutive years of his employment that results in the highest total monthly average compensation multiplied by a fraction (which cannot exceed one) the numerator of which is the participant's actual years of service and the denominator of which is the years of service the participant would have if his employment continued until he was at least 55 and had
            ten years of service.   The benefit is not subject to reduction for
            amounts paid under the Qualified Pension Plan, social security benefits or the compensation and benefit limits imposed by the Code. Benefits are payable in reduced amounts to employees who retire between the ages of 55 and 65 and in further reduced amounts to employees with at least ten years of service who terminate their employment prior to the attainment of age 55. Following the death of a participant, his surviving spouse will continue to receive, for the remainder of the spouse's life, payments in an amount equal to one-half the participant's benefit.

               Excess  Retirement  Plan.   The   Excess   Retirement   Plan
            covers those participants in the Qualified Pension Plan and ESOP that the Board of Directors designates as participants in
            the Excess Retirement  Plan.   The benefits payable under this plan
            are derived from a formula that is designed to reimburse participants for certain benefits not otherwise payable under the Qualified Pension Plan and ESOP, including benefits not otherwise payable because of the (i) annual compensation and benefit limits imposed by the Code on qualified plans, which are discussed above in the sections describing the Qualified Pension Plan and the ESOP, and (ii) provisions of the Qualified Pension Plan that operate to  reduce  benefits for participants who retire or terminate their
            service prior to age 65.   Benefits payable under the plan are
            in  addition  to  amounts payable under the Qualified  Pension
            Plan and the Supplemental Pension Plan, and are not subject to reduction for social security benefits.

               Benefits are payable under the Excess Retirement Plan within 90 days of the end of the calendar year in which the participant attains age 65, retires or dies, whichever is earlier. Subject to certain restrictions, amounts are paid in the same manner as provided under the Qualified Pension Plan.

               Aggregate  Benefits  Payable  Under the Pension Plans.  The
            following table reflects the aggregate annual benefits under the Qualified Pension Plan, Supplemental Pension Plan and Excess Retirement Plan that an executive officer with the years of service and average annual earnings (as calculated in accordance with the Qualified Pension Plan and Supplemental Pension Plan) indicated can expect to receive under the plans upon retirement at age 65. The benefits under the Qualified Pension Plan and the Excess Retirement Plan are offset by the actuarially equivalent value of the shares of Common Stock and other assets allocated to the ESOP account of each participant. This offset is not
            reflected in the table below.   The  table  assumes benefits are
            paid under a life annuity with ten years certain payment, but before reduction for the annuities purchased in Pension Plan.


                                   Avondale Industries,Inc.
                             Estimated Annual Retirement Benefits
                             (Before Reduction for ESOP Benefits)

           Average                                Years of Service
            Annual      _______________________________________________________________
           Earnings     15 years   20 years   25 years   30 years   35 years   40 years
           ________     ________   ________   ________   ________   ________   ________
           $200,000      $75,000    $90,000   $105,000   $120,000   $135,000   $150,000

            225,000       84,375    101,250    118,125    135,000    151,875    168,750

            250,000       93,750    112,500    131,250    150,000    168,750    187,500

            300,000      112,500    135,000    157,500    180,000    202,500    225,000

            350,000      131,250    157,500    183,750    210,000    236,250    262,500

            400,000      150,000    180,000    210,000    240,000    270,000    300,000

            450,000      168,750    202,500    236,250    270,000    303,750    337,500

            500,000      187,500    225,000    262,500    300,000    337,500    375,000

            550,000      206,250    247,500    288,750    330,000    371,250    412,500

            600,000      225,000    270,000    315,000    360,000    405,000    450,000


               Compensation covered by the plans consists of salary, bonus and automobile allowance. Covered compensation for Messrs. Bossier, Kitchen and Dupont equals the amount reported in the Summary Compensation Table under the heading "Annual Compensation - Salary," plus the automobile allowance. Messrs. Bossier, Kitchen and Dupont have 37, 16 and 30 years of service, respectively, under each of the plans. The Company may establish a trust to fund the amounts accruing under the Supplemental Pension Plan and the Excess Retirement Plan, but participants' rights to these trust assets would be no greater than the rights of unsecured creditors.

          Employment Agreements

               All amounts set forth under the heading "Salary" in the Summary Compensation Table are payable under employment agreements between the Company and each executive officer (the "Employment Agreements") which provide for fixed base salaries and for annual bonuses as determined by the Board of Directors. The Company entered into the Employment Agreement with Mr. Bossier at the time of the Spin-Off in 1985 and with Messrs. Kitchen and Dupont in 1987, the year preceding the Company's initial public offering. In January 1994 the Company extended the term of the Employment Agreements from December 31, 1994 to December 31, 1996. After December 31, 1996, the employment of each executive officer continues from year to year, subject to the right of the Company or the employee to terminate such employment without cause at December 31, 1996 or on any subsequent December 31 (a "normal termination date"), by giving at least 60 days prior written notice to the other. Termination of employment that is properly effected by either party with respect to a normal termination date is not a breach of the Employment Agreement. Under the Employment Agreements, base salaries may be increased but not decreased by the Board and bonuses are fixed from time to time by the Board, provided that Mr. Bossier may not be paid a bonus in an amount less than the bonus paid for the immediately preceding year.

               Under the Employment Agreements, if the employment of an executive officer is terminated by the executive officer for certain specified reasons or by the Company (at any time other than a normal termination date) for any reason other than cause (as defined therein), the executive officer is entitled to a lump sum severance payment equal to three times the sum of his annual salary and annual bonus, which amount is reduced if the executive officer's employment is terminated after age
          62. If the employment of any of Messrs. Bossier, Kitchen or Dupont is terminated under circumstances giving rise to their entitlement to claim their severance benefits, the lump sum severance payments to which each would currently be entitled are
          approximately   $1,865,592,   $872,856   and  $654,336,
          respectively.

               The   severance   benefits   payable   under   the
          Employment Agreements also include the continuation of health and insurance benefits, and supplemental lump sum pension benefits. These supplemental pension benefits are based upon compensation and are reduced by benefits earned under the Qualified Pension Plan. If supplemental pension benefits are paid as part of an executive officer's severance benefits under an Employment Agreement, benefits otherwise payable to him under the Excess Retirement Plan are reduced. To the extent that any executive officer had shares of Common Stock withheld from allocation to his ESOP account because of the limits imposed by the Code, the Company has agreed to pay to him the fair market value of such shares upon termination of his employment.

          Compensation    Committee    Interlocks   and   Insider
          Participation

               The members of the Compensation Committee of the Board of Directors are Hugh A. Thompson and Anthony J. Correro, III. The Compensation Committee makes recommendations to the Board as to executive compensation. The Stock Awards Committee, of which Mr. Correro and Mr. Thompson are members, administers the Company's Performance Share Plan and Stock Appreciation Plan.

               The   law   firm   of  Jones,  Walker,   Waechter,
          Poitevent, Carrere & Denegre, of which Mr. Correro is one of 85 partners, was paid $813,879 in 1993 by the Company for legal services rendered.

          Compensation Committee Report on Executive Compensation

               The   Compensation   Committee  of  the  Board  of
          Directors  has  furnished  the   following   report  on
          executive compensation:

               Pursuant to the By-laws of the Company, the Board of Directors has established a Compensation Committee consisting of two Board members designated by the Company's Chairman of the Board, Chief Executive Officer and President. Messrs. Correro and Thompson, who have comprised the Compensation Committee since July 16, 1992, are both outside directors of the Company. Under the By-laws, the Compensation Committee has the responsibility of determining the general compensation payable to the employees of the Company.

               As disclosed under the heading "Executive Compensation-Employment Agreements", each of the Company's three executive officers has an employment agreement with the Company that, as extended by the Company in January 1994, may not be terminated prior to December 31, 1996 and which provides, among other things, that the Board of Directors has only the authority to increase, and not decrease, each executive officer's base salary (and, in the case of Mr. Bossier, his annual bonus) as compared to the amount paid in the immediately preceding year. The Compensation Committee approved the contract extension in recognition of such persons' significant contributions to the Company's successful bids for significant U.S. Navy shipbuilding contracts awarded in 1993 and to the successful resolution in December 1993 of certain Requests for Equitable Adjustment that the Company had previously submitted to the U.S. Navy. Mr. Bossier entered into his Employment Agreement at the time of the Spin-Off in 1985, and Messrs. Kitchen and Dupont entered into their respective Employment Agreements in 1987, the year preceding the Company's initial public offering.

               No increases in cash compensation of the executive officers have been made since 1990, and, in February 1992, each executive officer agreed to a ten percent reduction in his cash compensation as part of an overall ten percent reduction in compensation paid to all of the officers of the Company. The ten percent reduction was rescinded in December 1993 following the successful settlement in December 1993 of the Requests for Equitable Adjustment.

               As noted in footnote 1 to the Summary Compensation Table, each of the named executive officers is a participant in the Company's Performance Share Plan and in the Company's Stock Appreciation Plan. Both of these plans were adopted by the Company in 1985 immediately prior to the sale of its Common Stock (the "Spin-Off") by its former corporate parent to a newly-formed Employee Stock Ownership Plan of which the Company's employees are participants. The ESOP borrowed a substantial portion of the purchase price from the Company (the "ESOP Loan") (with the Company in turn borrowing funds from a bank group) and, as an incentive to reduce this debt, at the time of the Spin-Off Mr. Bossier was awarded, pursuant to the terms of the Performance Share Plan, rights to acquire shares of the Company's Common Stock. Messrs. Kitchen and Dupont were awarded similar rights shortly before the execution of their respective Employment Agreements. The rights vested as certain Company performance goals, principally the reduction of the ESOP Loan, were achieved. The LTIP Payouts disclosed for the years 1991 and 1992 in the Summary Compensation Table were non-discretionary and reflect, as of the date such shares were earned, the fair market value of the shares of Common Stock earned in accordance with the terms of the individual awards. The ESOP Loan was fully paid in 1992 and no further shares are issuable under the current terms of the Performance Share Plan.

               In addition, the Summary Compensation Table discloses that during the years 1991 and 1992 the Company awarded options to the named executive officers. All such options were awarded pursuant to the Company's Stock Appreciation Plan and were awarded to participants in the Performance Share Plan solely to replace the shares of the Company's Common Stock for which such participants were required, under the Performance Share Plan, to receive cash. No additional stock options will be awarded for this purpose.

               Under the Omnibus Budget Reconciliation Act enacted in 1993, publicly held companies may be prohibited from deducting as compensation expense for federal income tax purposes total remuneration paid in a single year to certain executive officers that is in excess of certain statutory limits. When making its future compensation decisions, the Compensation Committee intends to consider the effects of this new law on the Company.



          Anthony J. Correro, III               Hugh A. Thompson



          Performance Graph

               The  graph  and  corresponding table below compare
          the cumulative total stockholder return on the Company's Common Stock from December 31, 1988 to December 31, 1993 with the cumulative total return on a NASDAQ index and a peer group index, in each case assuming the investment of $100 on December 31, 1988 at the closing price on that date and reinvestment of dividends. The peer group index consists of the Company, Bethlehem Steel Co., General Dynamics Corp., Litton Industries Inc., McDermott International Inc., Tenneco Inc., Todd Shipyards Corp. and Trinity Industries Inc., and the returns of each issuer are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated. American Ship Building Co., which was included in the peer group index in the Company's proxy statement dated October 29, 1993, is omitted from the peer group index herein because it is no longer publicly traded.








                            [insert graph here]










                                         Cumulative Total Stockholder Return
                Index                               December 31,
                _____           _________________________________________________

                                 1989      1990      1991       1992       1993
                                 ____      ____      ____       ____       ____
          The Company           90.13      45.78     32.14      18.51      57.47

          Peer Group           119.83      95.65     83.34     121.48     189.54

          NASDAQ               121.24     102.96    195.21     192.10     219.21

                               _______________________________________


                             CERTAIN TRANSACTIONS

               The law firm of Blue Williams, L.L.P., of which a son of Mr. Albert L. Bossier, Jr., a director and the chief executive officer of the Company, is a partner, was paid $997,935 in 1993 by the Company for legal services rendered.

                               OTHER MATTERS

          Quorum and Voting of Proxies

               The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. If a quorum is present, directors will be elected by plurality vote and the vote of a majority of the shares of Common Stock present or represented at the Annual Meeting will decide all other questions properly brought before such meeting. If a quorum is not present, those stockholders present may adjourn the meeting to such time and place as they may determine; however, with respect to the election of directors, the meeting may be adjourned only from day to day until such directors are elected. Those stockholders who attend the second of such adjourned meetings will constitute a quorum for the purpose of electing directors.

               All proxies in the form enclosed that are received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above.

               Shares as to which proxy authority to vote for any nominee for election as a director is withheld by a shareholder and shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("broker non-votes") will not be counted as voted for any affected nominees. With respect to any matter other than the election of directors that is properly before the Annual Meeting, abstentions will have the effect of a vote against the proposal and broker non-votes will be counted as not present with respect to the proposal.

               The Board of Directors does not know of any matters to be presented at the Annual Meeting other than the election of directors. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

          Independent Public Auditors

               The Board of Directors has appointed Deloitte & Touche as independent auditors of the Company for the fiscal year ended December 31, 1994. Deloitte & Touche and its predecessors have served as the Company's auditors since 1987. Representatives of Deloitte &
          Touche are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          Stockholder Proposals

               Any stockholder who desires to present a proposal qualified for inclusion in the Company's proxy materials relating to the 1995 annual stockholders' meeting must forward the proposal to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company prior to December 7, 1994.

                                 BY  ORDER OF THE BOARD OF DIRECTORS


                                          Thomas M. Kitchen
                                              Secretary

          Avondale, Louisiana
          April 6, 1994

                              AVONDALE INDUSTRIES, INC.
                                POST OFFICE BOX 50280
                              AVONDALE, LOUISIANA  70150

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVONDALE INDUSTRIES, INC.

               The undersigned hereby appoints Bruce L. Hicks and Joseph W. Mangin, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Avondale Industries, Inc. held of record by the undersigned on April 5, 1994 at the annual meeting of stockholders to be held on May 6, 1994, or any adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES LISTED BELOW:

           Election of Directors

           [ ] FOR both nominees                  [ ] WITHHOLD AUTHORITY
               listed below
               (except as marked to the               to vote for both
                contrary below)                       nominees listed below


               INSTRUCTION:   TO  WITHHOLD  AUTHORITY  TO  VOTE FOR  EITHER
               NOMINEE,  STRIKE  A LINE THROUGH THE NOMINEE'S  NAME  LISTED
               BELOW.

                   Albert L. Bossier, Jr.      Hugh A. Thompson





          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH OF THE DIRECTOR NOMINEES NAMED ABOVE. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                             Dated:                  , 1994



                                                Signature of Stockholder


                                         Additional Signature, if held jointly

                                             PLEASE SIGN  EXACTLY AS   NAME
                                             APPEARS HEREON.   WHEN SIGNING
                                             AS     ATTORNEY,     EXECUTOR,
                                             ADMINISTRATOR,   TRUSTEE    OR
                                             GUARDIAN,   PLEASE  GIVE  FULL
                                             TITLE   AS   SUCH.     IF   A
                                             CORPORATION,  PLEASE SIGN FULL
                                             CORPORATE NAME BY PRESIDENT OR
                                             OTHER AUTHORIZED  OFFICER.  IF
                                             A PARTNERSHIP, PLEASE  SIGN IN
                                             PARTNERSHIP NAME BY AUTHORIZED
                                             PERSON.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.